UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2012 (October 1, 2012)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2012, Rite Aid Corporation (the “Company”) and McKesson Corporation (“McKesson”) entered into a Sixth Amendment (the “Sixth Amendment”) to that certain Supply Agreement, dated December 22, 2003 (as amended, the “Agreement”), between the Company and McKesson for the supply by McKesson to the Company of prescription drugs and other health and beauty care products and the provision of related services.

The Agreement generally requires the Company to purchase from McKesson all of the Company’s requirements for brand name prescription drugs, as well as some generic prescription drugs, for Company purchases for warehouse delivery.  The Agreement also generally requires the Company to purchase from McKesson all of the Company’s requirements for prescription drugs for Company purchases for direct store delivery (i.e., that are not supplied to the Company’s stores from the Company’s warehouses).

Pursuant to the Sixth Amendment, the term of the Agreement has been extended to March 31, 2016, subject to earlier termination under certain circumstances.  The Sixth Amendment also amends certain pricing and related terms.  Pricing of prescription drugs under the Agreement, as amended by the Sixth Amendment, continues to be generally based on published wholesale acquisition cost, less certain discounts, rebates and other adjustments that vary with the type of products being purchased and services provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: October 3, 2012	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary